UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 8, 2005

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	333-64687	13-3634726
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 6, 2005, Great Lakes Dredge & Dock Company, a subsidiary of Great Lakes Dredge & Dock Corporation (the “Company”), entered into an amendment of its equipment term loan.  The amendment increased the Company’s maximum senior leverage ratio to 3:30 to 1:00 for the period ended June 30, 2005.  A copy of the amendment to the equipment term loan is attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  – Financial Statements and Exhibits

(c)           Exhibits

The following exhibit is filed herewith:

10.1                           Second Amendment to Credit Agreement dated as of July 6, 2005, by and among Great Lakes Dredge & Dock Company (the “Borrower”) , Great Lakes Dredge & Dock Corporation (the “Guarantor”), and General Electric Capital Corporation (the “Lender”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Deborah A. Wensel
Date: July 8, 2005	Deborah A. Wensel
Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1

Second Amendment to Credit Agreement dated as of July 6, 2005, by and among Great Lakes Dredge & Dock Company (the “Borrower”) , Great Lakes Dredge & Dock Corporation (the “Guarantor”), and General Electric Capital Corporation (the “Lender”).